EXHIBIT 10.6


                            STOCK EXCHANGE AGREEMENT
                                  BY AND AMONG
                               CAPCO ENERGY, INC.
                             CAPCO ASSET MANAGEMENT
                                       AND
                               THE SHAREHOLDER OF
                             CAPCO ASSET MANAGEMENT

                            STOCK EXCHANGE AGREEMENT

        STOCK EXCHANGE AGREEMENT made this 16th day of August, 2000, by and among Capco Energy, Inc. a Colorado corporation ( " Purchaser " ), Capco Asset Management, Inc. a Nevada corporation ("Company"), and the Shareholder of the Company ("Shareholder").

     WHEREAS, Purchaser desires to acquire all of the issued and outstanding common stock of the Company, (the "Common Stock") in exchange for the consideration and upon the terms described herein (the "Purchase"); and

     WHEREAS, the Shareholder desires to sell all of the outstanding Common Stock of the Company; and

     WHEREAS, Shareholder has previously assigned all right, title and interest in Greka Energy Corporation
(" Greka "  ) common stock to the Company; and

     WHEREAS, Company authorized Shareholder to engage in settlement discussions with Greka on behalf of the Company with proceeds from said settlement reverting to the Company; and

     WHEREAS, the acquisition by Purchaser of the common stock of the Company will be accomplished with a trade of common shares of Chaparral Resources, Inc. ( " Chaparral " ); and

     WHEREAS, in order to avoid a purchase and sale agreement between Purchaser and Chaparral and a subsequent assignment of the Chaparral common shares to Shareholder, Purchaser authorized Shareholder to enter into the letter agreement and amendments between Shareholder and Chaparral dated September 21, 2000, with Purchaser bearing all costs in connection therewith; and

     WHEREAS, Purchaser, the Company and Shareholder desire to make certain representations, warranties, covenants and agreements in connection with the Purchase and also desire to prescribe various conditions precedent to the Purchase;

        NOW, THEREFORE, in consideration of the mutual promises, covenants, provisions, and representations contained herein, THE PARTIES HERETO AGREE AS
FOLLOWS:



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                                    ARTICLE 1

                                  THE PURCHASE

        1.1 Sale and Delivery of Common Stock. Subject to all the terms and conditions of this Agreement, the Company and Shareholder shall transfer, convey and deliver to Purchaser at the Closing (as defined in paragraph 1.2 hereof) good, valuable and marketable title to the Common Stock, free and clear of all liens, claims and encumbrances except those created by this Agreement in exchange for the consideration described in this Article 1. The consideration described in this Article 1 hereof shall be delivered to a closing agent mutually agreeable to the parties hereto (the "Closing Agent"). Closing Agent shall then disburse such consideration in accordance with this Agreement and pursuant to joint written instructions to be prepared by the parties hereto in a form substantially similar to that which is, attached hereto as Exhibit 1.1 and delivered to Closing Agent at Closing.

        1.2 Effective Date and Closing. The effective date of this transaction shall be at closing (the " Effective Date" ). The closing of the transaction contemplated herein (the "Closing") shall occur on the day on which all of the obligations and conditions precedent contained herein are complied with. The Closing date shall be immediately following the closing of the Greka Settlement as disclosed by Capco Energy, Inc.(estimated to be October 30, 2000), (the "Closing Date").

        1.3 Purchase Price. Subject to the terms of Section 1.5 and subject to all of the other terms and conditions set forth in the Agreement and in reliance on the representations, warranties and covenants hereinafter set forth, Purchaser shall deliver to Closing Agent 1,612,903 shares of Chaparral common stock (hereinafter referred to as the "Purchase Price").

        1.4 Payment of Purchase Price. The total Purchase Price shall be paid as follows:

        (a) Shareholder shall enter into a Letter Agreement with Chaparral to acquire the 1,612,903 shares of Chaparral common stock. Purchaser shall deliver directly to Chaparral all costs of the transaction. Shareholder shall consider this transaction, a trade of stock of Chaparral for stock of the Company, rather than a purchase of Chaparral stock.

        1.5 Distributions. Between the effective date of this transaction and the Closing Date the Company may not pay to its Shareholder or employees any dividends or bonuses without the written permission of the Purchaser.

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES
                         OF THE COMPANY AND SHAREHOLDER

        As an inducement to the Purchaser to enter into this Agreement, the Company and the Shareholder hereby represent and warrant to Purchaser that:

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        2.1 Organization.  The Company is a corporation duly organized,  validly existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

        2.2 Capital. All of the issued and outstanding shares of the Company are duly and validly issued, fully paid, and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating the Company, or any subsidiary to issue or to transfer from treasury additional shares of its capital stock. Except for the common stock outstanding, there are no other equity securities of the Company. No taxes or other payments to governmental authorities will be due from the Purchaser upon transfer of the Common Stock as contemplated by this Agreement.

        2.3 Corporate Books and Records. The minute books of the Company contain accurate records of all meetings and accurately reflect all other actions taken by the Board of Directors, all committees of the Board of Directors and the Shareholder of the Company. Complete and accurate copies of all such minute books and of the stock register of the Company have been made available by the Company for inspection by the Purchaser. At the Closing, all of those books and records will be in the possession of the Company.

        2.4 Subsidiaries. The Company does not have any subsidiaries or own any interest in any other enterprise, except as described in Exhibit 2.4 attached hereto.

        2.5 Directors and Officers. Exhibit 2.5 to this Agreement contains the names and titles of all directors and officers of the Company.

        2.6 Financial Statements. Exhibit 2.6 to this Agreement includes true and complete copies of the reviewed financial statements. The Company Financial Statements are true, accurate and complete, and fairly present the financial position of the Company.

        2.7 Absence of Changes. Since the respective dates of the Financial Statements, there has not been any change in the business of the Company, except for changes in the ordinary course of business.

        2.8 Absence of Undisclosed Liabilities. As of the respective dates of the Financial Statements included in Exhibit 2.6, the Company did not have any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Financial Statements. As of the Closing Date, the Company does not have any material liabilities not disclosed in the Company Financial Statements.

        2.9 Taxes. Within the times and in the manner prescribed by law, the Company has filed all tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in the Company Financial Statements, are adequate for any and all taxes for the periods ending on the date of such financial statements and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by the Company.

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        2.10  Compliance  with Laws.  The Company has  complied in all  material respects with, and is not in violation of, applicable federal, state, or local statutes, laws or regulations (including without limitation, any applicable
building,  zoning,  environmental,   or  other  law,  ordinance  or  regulation)
affecting its properties or the operation of its business.

        2.11 Litigation. (1) The Company is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or threatened against or affecting the Company or its business, assets or financial condition (hereinafter referred to as "Actions");
(2) the Company is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to them; (3) the Company is not engaged in any lawsuits to recover monies due to it.

        2.12 Authority. The Board of Directors of the Company has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and the Company and Shareholder have full power and authority to execute, deliver and perform this Agreement and this Agreement is a legal, valid and binding obligation of the Company and Shareholder, and is enforceable in accordance with its terms.

        2.13 Ability to Carry Out Obligations. The execution and delivery of this Agreement by the Company and Shareholder and the performance by the Company and Shareholder of their obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-laws, or other agreement or instrument to which the Company is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate such agreement or instrument or to accelerate the maturity of any indebtedness or other obligation of the Company, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of the Company

        2.14 Validity of the Company Shares. The shares of the Company Common Stock to be delivered to Purchaser pursuant to this Agreement, when transferred in accordance with the provisions of this Agreement, will be duly authorized validly issued, fully paid and non-assessable; and free and clear of all liens, claims and encumbrances.

        2.15 Assets. The Company has good and marketable and insurable title to all its property and such property is not subject to any liens, claims and/or encumbrances other than disclosed in Exhibit 2.6.

        2.16 Material Contracts. Exhibit 2.16 lists each of the following material contracts and agreements (including, without limitation, oral and informal arrangements. The Company has delivered, or will deliver on or before the execution of this Agreement, to the Purchaser correct and complete copies of all Material Contracts:

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        2.17   Trade Names and  Rights. The Company has no  trademarks,  service marks, trade names, and copyrights required in its business.  .

        2.18 Proprietary and Intellectual Property Rights. The Company has proprietary rights and intellectual property rights owned by or registered in the name of the Company or any of its subsidiaries or used in the business of the Company or any of its subsidiaries and is not in default in any material respect, under any agreement relating to any proprietary right or intellectual property right.

        2.19 Employees. There are, except as disclosed in Exhibit 2.19, no collective bargaining, bonus, profit sharing, severance, indemnification, compensation or other agreements, trusts, funds, plans or arrangements maintained by the Company or any subsidiary of the Company for the benefit of its directors, officers or employees, and there are no employment, consulting, severance or indemnification arrangements, agreements or understandings between the Company or any of its affiliates

        2.20 Labor Matters. There are no activities or controversies, including, without limitation, any disputes with individuals, labor organizing activities, proceedings preparatory thereto, unfair labor practice complaints, labor strikes, disputes, slowdowns or work stoppages, pending or threatened, between the Company or any of its employees.

        2.21 Accounts Receivable. Notwithstanding any allowance for doubtful accounts booked in the Company's Financial Statements, all accounts receivable of the Company and including those created between the date of the Financial Statements and the Closing, whether or not reflected in the Company Financial Statements, represent transactions in the ordinary course of business, and are current and collectible in the ordinary course of business in the amounts recorded on the Books of the Company and arising from a bona fide, arms length transaction

        2.22 Inventories. All inventories of the Company whether or not reflected in the Company Financial Statements, are of a quality and quantity usable and salable in the ordinary course of business and comply in all material respects with applicable standards and regulations of governmental authorities.

        2.23 Accounts Payable. The accounts payable reflected on the Company Financial Statements, and those reflected on the books of the Company at the time of the Effective Date will, reflect all amounts owed by the Company in respect of trade accounts due and other payables.

        2.24 Insurance. The Company has insurance policies in full force and effect, which provide for coverage 's, which are usual and customary in its business as to amount and scope, and are adequate to protect the Company against any reasonably foreseeable risk of loss

        2.25 Title to and Utilization of Properties. Exhibit 2.25 attached hereto lists all of the Company owned and leased properties, the Company owns fee simple, insured title to all real property owned by it and has the unbridled right to use the same, and is not aware of any claim, notice or threat to the effect that its right to own and use such property is subject in any way to any challenge, claim, assertion of rights, proceedings toward condemnation or confiscation in whole or in part, or is otherwise subject to challenge.
No rights of first refusal encumber such Company owned Properties

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        2.26  Facilities.  The Company  facilities are (as to physical plant and structure) structurally sound and none of its facilities, nor any of the vehicles or other equipment used by The Company in connection with its business, has any material defects and all of them are in all material respects in good operating condition and repair and are adequate for the uses to which they are being put. None of such plants, structures, or equipment is in need of maintenance and repairs except ordinary routine maintenance and repairs. All of the Company's facilities comply with all laws and government regulations.

        2.27   Environmental and Other Permits and Licenses; Related Matters.

        (a) The Company currently holds all the health and safety and other permits, licenses, authorizations, certificates, exemptions and approvals of governmental authorities (collectively, "PERMITS"), including, without limitation, environmental permits, necessary for the current use, occupancy and operation of each asset and property of the Company and the conduct of its business, and all such permits and environmental permits are in full force and effect. Neither the Company nor any of the Shareholder has received any notice from any governmental authority revoking, canceling, rescinding, materially modifying or refusing to renew any permit or environmental permit or providing written notice of violations under any environmental law which have not been resolved. The Company is in all material respects in compliance with the permits and all applicable Environmental Laws

        (b) All equipment owned or used by the Company, is in substantial compliance with all applicable Permits and Environmental, and can be operated in the ordinary course of business in substantial compliance with all applicable Permits and Environmental Laws.

        2.28 Customers and Suppliers. Exhibit 2.28 lists all major customers and suppliers, which are material to the financial condition or operations of the Company

        2.29 Bank Accounts. Exhibit 2.29 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains current accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

        2.30 Share Ownership. The Shareholder holds all of the outstanding common shares of the Company Common Stock as set forth in Exhibit 2.30 hereto. Such shares are owned and the Shareholder' ownership is of record and beneficially owned by each holder thereof, and such shares are not subject to any claim, lien, encumbrance or pledge. Each Shareholder has authority to sell and exchange such shares pursuant to this Agreement.

        2.31 Other Information. None of the information and documents which have been furnished or made available by The Company or any of its representatives to Purchaser or any of its representatives in connection with the transactions contemplated by this Agreement is materially false or misleading or contains any material misstatement of fact or omits any material fact necessary to be stated in order to make the statements and information therein not misleading.

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                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        As an inducement to the Company and the Shareholder to enter into this Agreement, the Purchaser represents and warrants to the Company and Shareholder that:

        3.1 Organization. Purchaser is a corporation duly organized, validly existing, and in good standing under the law of Colorado, has all necessary corporate powers to own properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states were its business requires qualification.

        3.2 Capital. All of the issued and outstanding shares of Purchaser are duly and validly issued, fully paid and non-assessable.

        3.3 Authority. The Board of Directors of Purchaser has authorized the execution of this agreement and the transactions contemplated herein, and Purchaser has full power and authority to execute, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of Purchaser, and is enforceable in accordance with its terms and conditions.

        3.4 Ability to Carry Out Obligations. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which Purchaser is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation or Purchaser, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Purchaser.

        3.5 Directors and Officers. Exhibit 3.5 of this Agreement contains the names and titles of all directors and officers of Purchaser.

        3.6 Investment Intent. Purchaser is purchasing the Common Stock for its own account for investment purposes and not with a view to public distribution. Purchaser has the capacity to evaluate the merits and risks of the acquisition of the Common Stock and understands that the Common Stock is subject to resale restrictions under various state and federal securities laws.


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                                    ARTICLE 4

                                    COVENANTS

        4.1 Investigative Rights. From the Effective Date of this transaction until the Closing Date, the Company shall provide to Purchaser, and its counsel, accountants, auditors, and other authorized representatives, reasonable access to all of The Company's properties, books, contracts, commitments, and records for the purpose of examining the same. The Company shall furnish Purchaser with all information concerning its affairs as Purchaser may reasonably request. Without in any manner reducing or otherwise mitigating the representations contained herein, Purchaser and/or its representatives shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of the Company. If the transaction contemplated hereby is not completed, all documents received by Purchaser and/or its attorneys and accountants shall be returned to the Company upon request.

        4.2 Conduct of Business. From the Effective Date of this transaction and except as approved in writing by Purchaser, the Company and the Shareholder covenant that they: (1) shall conduct the Company's business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of Purchaser, except in the regular course of business; shall not amend the Company's Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less amount, or enter into any other transactions other than in the regular course of business;
(3) shall not directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide non-public information to, or consider the merits of any unsolicited inquiry or proposal from any person (other than the Purchaser) relating to the merger, consolidation or acquisition of the Company or any of the assets or properties of the Company (other than acquisitions of inventories in the ordinary course of business); or
(4) shall not agree or commit to do or authorize any of the foregoing, unless such action complies with the terms of this Agreement.

        4.3 Indemnification of the Company and Shareholder. Purchaser shall be liable for and shall indemnify, defend and hold The Company and the Shareholder and its officers, directors, affiliates, agents and the Shareholder harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which result from or relate to any activities of the Company or Purchaser subsequent to the Closing Date or which result from or relate to any breach of, or failure by Purchaser to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Purchaser under this Agreement.

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        4.4  Indemnification of Purchaser.  The Company and Shareholder shall be liable for and shall agree to indemnify, defend and hold Purchaser and its officers, directors, affiliates and agents harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities,
damages,  recoveries  and  deficiencies,   including  interest,  penalties,  and
reasonable attorney fees, that it shall incur or suffer, which result from or relate to any breach of, or failure by The Company to perform any of its
respective  representations,   warranties,  covenants  and  agreements  in  this
Agreement or in any exhibit, schedule, certificate or other instrument furnished or to be furnished by The Company or Shareholder under this Agreement.

        4.5 Representations and Warranties. Through the Closing Date, each of the parties shall refrain from taking any action, which would render any of its representations or warranties in this Agreement inaccurate as of the Closing Date.

                                    ARTICLE 5

                                   TAX MATTERS

        5.1 Cooperation and Exchange of Information. The Company, the Shareholder and the Purchaser will provide each other with such cooperation and information as any of them reasonably may request of the other in filing any Tax (as defined in Section 5.7) return determining a liability for Taxes or a right to a refund of Taxes, or participating in or conducting any audit or other proceeding in respect of Taxes.

                                    ARTICLE 6

                 CONDITIONS PRECEDENT TO PURCHASER'S PERFORMANCE

        6.1 Conditions. Purchaser's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. Purchaser may waive any or all of these conditions in whole or in part without prior notice; so long as such waiver is in writing; and provided, however, that no such waiver of a condition shall constitute a waiver by Purchaser of any other condition or any of Purchaser's other rights or remedies, at law or in equity, if the Company and Shareholder shall be in default of any of their representations, warranties, or covenants under this Agreement.

        6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by the Company and Shareholder in this Agreement or in any written statement that shall be delivered to Purchaser by the Company under this Agreement shall be true and accurate when made and on and as of the Closing Date with the same force and affect as if made at the Closing.

        6.3 Performance. Purchaser shall be reasonably satisfied that the Company and Shareholder shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

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        6.4 Absence of  Litigation.  No action,  suit, or proceeding  before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against any party hereto on or before the Closing Date.

        6.5 Acceptance by Shareholder. The holders of not less than 100% of the issued and outstanding shares of Common Stock of the Company have agreed to sell and deliver their shares to Purchaser in accordance with this Agreement.

        6.6 Directors of the Company. Effective on the Closing Date the Board o Directors shall be one.

        6.7 Financial Conditions. No assets of the Company will be encumbered other than by notes payable shown on the Company's Financial Statements.

        6.8 Tax Return. The Company shall complete, file and deliver a copy to Purchaser, its federal and state income tax return for the year ended

        6.9 Opinions. The Company shall deliver the opinion of its management dated the Closing Date, in form and substance satisfactory to Purchaser, to the effect that:

        (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

        (b) The Company's authorized and issued capital stock is as set forth in paragraph 2.2 hereof.

        (c) The execution and consummation of this Agreement have been duly authorized and approved by the Company's Board of Directors and consummation of this Agreement will not constitute or result in any breach or default of the character described in paragraph 2.12 hereof of which management has knowledge.

        (d) The shares of Common Stock to be purchased by Purchaser pursuant to this Agreement are duly and validly authorized and issued, and are fully paid and nonassessable.

        (e) Management has no knowledge of any undisclosed liabilities.

        (f) Other such items as the Purchaser and the Shareholder shall mutually agree.

        6.11 Closing Documents. The Company and the Shareholder shall be prepared to deliver the closing documents set forth in Article 7 of this Agreement;

        6.12 Purchaser's Board Approval. Within five (5) days following execution of this Agreement, the Board of Directors of the Purchaser shall have authorized the execution and delivery of this Agreement and the other agreements, documents and instruments referenced herein, and the consummation of the transactions contemplated hereby.

        6.13 Due Diligence. The Purchaser shall be satisfied in its discretion with the results of its due diligence investigation of the Company.

        6.14 Rights of First Refusal. All rights of first refusal held by any person or entity relating to the Company or the business or any of the assets or properties of the Company or the business shall have been waived (with each such waiver to be in form and substance satisfactory to the Purchaser in its reasonable discretion) or shall have expired without exercise.

        6.15 Officer's Certificate. The Company shall have delivered to Purchaser a certificate, dated the Closing Date, and signed by the President of the Company, certifying that each of the conditions specified in Section 6.2 through 6.9 and 6.14 hereof have been fulfilled.

                                    ARTICLE 7

                      CONDITIONS PRECEDENT TO THE COMPANY'S
                          AND SHAREHOLDER'S PERFORMANCE

        7.1 Conditions. The Company's and Shareholder' obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 7. The Company and Shareholder may waive any or all of these conditions in whole or in part without prior notice; so long as such waiver is in writing; and provided, however, that no such waiver of a condition shall constitute a waiver by the Company and Shareholder of any other condition of or any of the Company's or Shareholder' rights or remedies, at law or in equity, if Purchaser shall be in default of any of its representations, warranties, or covenants under this Agreement.

        7.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Purchaser in this Agreement or in any written statement that shall be delivered to the Company and/or Shareholder by Purchaser under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

        7.3 Performance. Purchaser shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

        7.4 Absence of Litigation. No action, suit or preceding before any court or any governmental body or authority, pertaining to the transactions contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Purchaser on or before the Closing Date.

        7.5 Officers' Certificate. Purchaser shall have delivered to the Company and Shareholder a certificate, dated the Closing Date and signed by the President of Purchaser certifying that each of the conditions specified in Sections 7.2 through 7.5 have been fulfilled.

                                    ARTICLE 8

                                     CLOSING

        8.1 Closing. The Closing of this transaction shall be held at the offices of the Closing Agent; to be mutually agreed upon by the parties, on or before October 30,2000, or as soon thereafter as reasonably practicable, or such other place as shall be mutually agreed upon, and on such date as shall be mutually agreed upon by the parties. At the Closing:

        (a) Purchaser shall deliver the Chaparral shares to the Closing Agent as required by Article I of this Agreement.

        (b) Shareholder shall present the certificates representing its shares of the Company being sold to Purchaser, and such certificates will be duly endorsed; and

        (c) Shareholder shall receive from the Closing Agent its share of the Purchase Price.

        (d) Purchaser shall deliver an officer's certificate, dated the Closing Date, stating that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of Purchaser are true and correct as of, or have been fully performed and complied with by, the Closing Date.

        e) The Company shall deliver a certificate, dated the Closing Date, stating that all representations, warranties covenants and conditions set forth in this Agreement on behalf of the Company are true and correct as of, or have been fully performed and complied with by, the Closing Date.

        (f) Each party shall deliver such other documents or information required to be furnished by Closing pursuant to this Agreement.


                                    ARTICLE 9

                                  MISCELLANEOUS

         9.1 Captions and Headings. The Article and paragraph/section headings through this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

         9.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

         9.3 Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (i) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

         9.4 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

         9.5 Choice of Law. The laws of the State of California shall govern this Agreement and its application.

         9.6 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of receipt if served personally on the party to whom notice is to be given, by telecopy or telegram, or mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

        Purchaser:           Ilyas Chaudhary, President
                             Capco Energy, Inc.
                             2922 E. Chapman Ave.
                             Orange, Ca. 92869

        The Company:         Capco Asset Management
                             2922 E. Chapman Ave.
                             Orange, Ca. 92869

        Shareholder:         Dennis R. Staal, President
                             Capco Resources Ltd.
                             2922 E. Chapman Ave.
                             Orange, Ca. 92869

         9.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

         9.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

         9.10 Brokers. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker, finder or person, including Charles P. Hauser.

         9.11 Announcements. Purchaser Shareholder and the Company will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers. Except to the extent that the parties consent in writing otherwise, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media. Notwithstanding the preceding sentence, the parties agree that the Purchaser or an affiliate of the Purchaser may make such disclosure (on Form 8-K, by press release or otherwise) regarding the terms of this Agreement and the transactions contemplated hereby as it deems necessary to comply with applicable securities laws or the rules and regulations of any Exchange, including a press release following the execution of this Agreement.

         9.12 Expenses. Except as specifically provided in this Agreement, all costs and expenses including legal, accounting and any other out-of-pocket expenses incurred by the Company or its Shareholder, in connection with this transaction, shall be paid by the Shareholder. All costs and expenses including legal, accounting and any other out-of-pocket expenses incurred by the Purchaser, in connection with this transaction, shall be paid by the Purchaser.

         9.13 Survival of Representations and Warranties. Except as otherwise provided in this Section 9.13, the representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, shall survive the Closing for a period of five years irrespective of any investigation made by or on behalf of any party. Notwithstanding the above, the representations and warranties set forth in Article 5 relating to tax issues shall survive for a period equal to the applicable statute of limitations with respect to any circumstances described therein or related thereto.

        9.14 Assignment. This Agreement may not be assigned by operation of Law or otherwise by the Shareholder, the Company or the Purchaser.

         9.15 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any employee or former employee of the Company, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

         9.16 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity without the necessity of demonstrating the inadequacy of monetary damages.

        AGREED TO AND ACCEPTED as of the date first above written.


                               CAPCO ENERGY, INC.

                                         /signed/
                               By --------------------------
                                  Ilyas Chaudhary, President


                               CAPCO ASSET MANAGEMENT, INC

                                         /signed/
                               By -------------------------
                                  Dennis R. Staal, President

                               CAPCO RESOURCES LTD.

                                         /signed/
                               By -------------------------
                                   Dennis R. Staal, President